Exhibit 3.1

STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

RUBEN J. RODRIGUEZ
Deputy Secretary for Southern Nevada

2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2452

OFFICE OF THE
SECRETARY OF STATE

GABRIEL DI CHIARA
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

Business Entity - Filing Acknowledgement

02/21/2025

Work Order Item Number:	W2025022100903 - 4258152
Filing Number:	20254681441
Filing Type:	Amendment Before Issuance of Stock
Filing Date/Time:	02/21/2025 11:32:30 AM
Filing Page(s):	4

Indexed Entity Information:

Entity ID: E0310712019-5

Entity Name: BioScience Health Innovations Inc

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
LEGALINC CORPORATE SERVICES INC.*
1810 E SAHARA AVE STE 215, Las Vegas, NV 89104, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Page 1 of 1
Commercial Recording

2250 Las Vegas Blvd North
North Las Vegas, NV 89030

401 N. Carson Street
Carson City, NV 89701

1 State of Nevada Way
Las Vegas, NV 89119

Filed in the Office of Business Number E0310712019 - 5 FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Filing Number 20254681441 Filed On 02/21/2025 11:32:30 AM Number of Pages Secretary of State State Of Nevada Website: www.nvsos.gov www.nvsilverflume.gov 4 Profit Corporation: Certificate of Amendment Certificate to Accompany Restated Articles or Amended and (PURSUANT TO NRS 78.380 & 78.385/78.390) Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT Name of entity as on file with the Nevada Secretary of State : 1. Entity information NOWTRANSIT INC NV20191498224 Entity or Nevada Business Identification Number (NVID) : 2. Restated or Amended and Restated Articles (Select one): Certificate to Accompany Restated Articles or Amended and Restated Articles Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. (If amending and restating only, complete section 1, 2 and 6.) Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type. 3. Type of Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) amendment filing being completed: (Select only one box): The undersigned declare that they constitute at least two - thirds of the following: (Check only one box) incorporators board of directors (If amending, complete section 1,3,5 and 6.) The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Officer"s Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: The entity name has been amended. The purpose of the entity has been amended. The authorized shares have been amended. Other: (specify changes) Dissolution Merger Conversion * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation. This form must be accompanied by appropriate fees. page 1 of 3

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective date and Time: (Optional)

Date: 02/21/2025 Time:

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- ☑ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☐ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted
- ☐ Other.

The articles have been amended as follows: (provide article numbers, if available)

Entity Name: BioScience Health Innovations Inc

ShareName	ShareType	SharesQuantity	SharesValue	ShareTypeName

(attach additional page(s) if necessary)

6. Signature: (Required)

X Darren Lopez — Director

Signature of Officer, Incorporator or Authorized Signer — Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees. page 2 of 3

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov This form must be accompanied by appropriate fees. page 3 of 3

Filed in the Office of Business Number E0310712019 - 5 Filing Number 20254681441 Filed On 02/21/2025 11:32:30 AM Number of Pages Secretary of State State Of Nevada Certificate of Amendment to Articles of Formation For 4 NOWTRANSIT INC The articles have been amended as follows: 1. Name of Entity: BioScience Health Innovations Inc

NEVADA STATE BUSINESS LICENSE BioScience Health Innovations Inc Nevada Business Identification # NV20191498224 Expiration Date: 07/31/2025 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada. Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived . IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 02/21/2025. Certificate Number: B202502215458116 FRANCISCO V. AGUILAR You may verify this certificate Secretary of State online at https://www.nvsilverflume.gov/home